Exhibit 4.1

COMMON SHARE CERTIFICATE

NUMBER	SHARES

TMC the metals company Inc.

INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

COMMON SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP 87261Y 106

This Certifies that _____________________________is the registered owner of___________________________

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF TMC the metals company Inc.

subject to the Company’s notice of articles and articles, as the same may be amended from time to time, and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. THERE ARE SPECIAL RIGHTS OR RESTRICTIONS ATTACHED TO THESE SHARES AND A COPY OF THE FULL TEXT THEREOF IS OBTAINABLE FROM THE REGISTERED OFFICE OF THE COMPANY ON DEMAND AND WITHOUT CHARGE.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

In witness whereof the Company has caused this Certificate to be signed by its duly authorized officers.

Dated:

Chief Executive Officer Countersigned and Registered Transfer Agent and Registrar	Chief Financial Officer

Authorized Officer

TMC the metals company Inc.

This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s notice of articles and articles, as the same may be amended from time to time, to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian

			(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties	under Uniform Gifts to Minors Act
(State)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, ____________________________________ hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

____________________Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint __________________________________________ Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated: _______________________________________	_______________________________ Shareholder
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed: By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 OR ANY SUCCESSOR RULE).